Exhibit (a)(vi) under Form N-1A
                                     Exhibit (3)(i) under Item 601/Reg. S-K

                          FEDERATED EQUITY FUNDS

                             AMENDMENT NO. 12
              to the AMENDED & RESTATED DECLARATION OF TRUST
                           Dated August 15, 1995


THIS Declaration of Trust is amended as follows:

A. Strike the first sentence of Section 1 of Article III from the Declaration of Trust and substitute in its place the following:

            "The beneficial interest in the Trust shall at all times be divided into transferable Shares, without par value, except for the Federated Kaufmann Fund, which Shares shall have a par value of $.001 per Share"

      The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees pursuant to a unanimous consent written on April 17, 2001.

      WITNESS the due execution hereof this 17th day of April, 2001.

/s/ John F. Donahue                 /s/ Lawrence D. Ellis, M.D.
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John F. Donahue                     Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley                /s/ Peter E. Madden
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Thomas G. Bigley                    Peter E. Madden

/s/ John T. Conroy, Jr.             /s/ Charles F. Mansfield, Jr.
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John T. Conroy, Jr.                 Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis        /s/ John E. Murray, Jr.
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Nicholas P. Constantakis            John E. Murray, Jr. J.D.

/s/ John F. Cunningham              /s/ Marjorie P. Smuts
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John F. Cunningham                  Marjorie P. Smuts

/s/ J. Christopher Donahue          /s/ John S. Walsh
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J. Christopher Donahue              John S. Walsh